Exhibit 31.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of First Citizens Bancshares, Inc. (the "Company") for the yearr ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that:

I, Katie Winchester, Chief Executive Officer of First Citizens Bancshares, Inc. certify that:

    I have reviewed this annual report on Form 10-K of First Citizens Bancshares, Inc.;

    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

    Based on my knowledge, the financial statements and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of Bancshares as of, and for, the periods presented in this report;

    Bancshares other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures as defined in Exchange Act Rules 13a and 15d-114 for First Citizens Bancshares and we have:

      designed such disclosure controls and procedures to ensure that material information relating to Bancshares including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      evaluated the effectiveness of Bancshares disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (Evaluation date of December 31, 2003); and

      presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the evaluation date (December 31, 2003);

    Bancshares other certifying officer and I have disclosed, based on our most recent evaluation, to Bancshares auditors and the Audit Committee of Bancshares Board of Directors:

      all significant deficiencies in the design or operation of internal controls which could adversely affect Bancshares ability to record, process, summarize and report financial data and have identified for the Bancshares auditors any material weaknesses in internal controls; and

      any fraud, whether or not material, that involves management or other employees who have a significant role in Bancshares internal controls; and

    Bancshares other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or other factors that could significantly affect internal controls subsequent deficiencies and material weaknesses.

                                            /s/ Katie S. Winchester
                                            Chief Executive Officer
                                            Date: March 12, 2004